Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Layne Christensen Company on Form S-3 of our reports dated March 31, 2003 and April 3, 2003, appearing in the Annual Report on Form 10-K of the Company for the year ended January 31, 2003, and to the reference to us under the heading “Experts” in the Prospectus.

/s/ Deloitte & Touche LLP Kansas City, Missouri June 6, 2003